UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17th, 2013

Commission File Number: 333-152002

CONEX MD, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

P.O. Box 929 Ra'anana Israel

45108

  (Address of principal executive offices)

Tel: (972) 57-946-1249

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On September 17th, 2013 Lamar Investment Ltd purchased 5,000,000 shares of restricted stock of Conex Md Inc., representing 59% of the shares in the Company to from its two then-current Directors, Dr. Jacob Bar Ilan and Dr. Ely Steinberg for $230,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

  On September 17th, 2013, Dr. Jacob Bar Ilan and Dr. Ely Steinberg resigned their official positions as Directors of the Corporation. On the same day, the shareholders of the Corporation voted Mr. Sebastian Cliche and Patrick Bragoli as the new Directors of the Corporation, leading its new business direction of Land Acquisition and Development.

Patrick Bragoli is an experienced business developer in the real estate niche. Mr. Bragoli is the founder and Director of Sojo Inc., an investment company active in land development. He is also an equity partner Terrain Dev Inc., a land development company that has developed more than 500 lots; and is a General Partner in Azur & Capital Real Estate Fund, a private real state fund with niche focus on real estate bridge financing.

Sebastian Cliche is a dynamic and renown real estate developer who over the past decade has executed the development of more than 500 commercial and residential properties. He is also a General Partner with Mr. Bragoli in Azur & Capital Real Estate Fund.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

   Exhibit # Description

10.1 Shareholder’s Resolution Appointing New Directors

10.2 Resignation of Jacob Bar Ilan

10.3 Resignation of Ely Steinberg

    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23rd, 2013

DAULTON CAPTIAL CORP

/S/ Sebastian Cliche
By: Sebastian Cliche, Director

/S/ Patrick Bragoli
By: Patrick Bragoli, Director